1Q 2022 Exhibit Preliminary 99.2 Results Ally Financial Inc. 1Q 2022 Earnings Review April 14, 2022 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

1Q 2022 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

1Q 2022 Preliminary Results

GAAP & Core Results: Quarterly

$ millions, except per share data	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21
GAAP net income attributable to common shareholders (NIAC)	$ 627	$ 624	$ 683	$ 900	$ 796
Core net income attributable to common shareholders [(1)(2)]	$ 687	$ 705	$ 782	$ 868	$ 790
GAAP earnings per common share (EPS) *(basic or diluted as applicable, NIAC)*	$ 1.86	$ 1.79	$ 1.89	$ 2.41	$ 2.11
Adjusted EPS [(1)(3)]	$ 2.03	$ 2.02	$ 2.16	$ 2.33	$ 2.09
Return on GAAP common shareholders' equity	18.0%	16.8%	18.1%	24.1%	21.7%
Core ROTCE [(1)(4)]	23.6%	22.1%	24.2%	26.7%	24.1%
GAAP common shareholders' equity per share	$ 39.99	$ 43.58	$ 42.81	$ 41.93	$ 39.34
Adjusted tangible book value per share (Adjusted TBVPS) [(1)(5)]	$ 35.04	$ 38.73	$ 39.72	$ 38.83	$ 36.16
Efficiency ratio	52.6%	49.6%	50.5%	51.6%	48.7%
Adjusted efficiency ratio [(1)(6)]	45.6%	44.4%	41.7%	44.5%	44.4%
GAAP total net revenue	$ 2,135	$ 2,199	$ 1,985	$ 2,085	$ 1,937
Adjusted total net revenue [(1)(7)]	$ 2,210	$ 2,197	$ 2,110	$ 2,145	$ 1,930
Pre-provision net revenue [(1)(8)]	$ 1,013	$ 1,109	$ 983	$ 1,010	$ 994
Core pre-provision net revenue [(1)(8)]	$ 1,088	$ 1,107	$ 1,108	$ 1,070	$ 987
Effective tax rate	22.6%	26.8%	21.5%	13.7%	21.0%

(1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Pre-provision net revenue (PPNR), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 30 for definition and 35 for calculation methodology.

(3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 35 for definition and calculation methodology.

(4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 37 for definition and calculation methodology.

(5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 36 for definition and calculation methodology.

(6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 38 for definition and calculation methodology.

(7) Adjusted total net revenue is a non-GAAP financial measure. See page 40 for calculation methodology.

(8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 40 for definition and calculation methodology.

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1Q 2022 Preliminary Results Ally’s Purpose-Driven Culture & Priorities ‘Do It Right’ Culture and Values customers Relentless focus on our dealers, consumers & commercial clients digitally employees Ongoing prioritization of our financially teammates and their well-being personally communities Driving meaningful and lasting change through our actions and the Ally Charitable Foundation driving long-term, enhanced value for ALL stakeholders 4

1Q 2022 Preliminary Results

1Q 2022 Highlights

Focused Execution		Leading, Growing Businesses	Durable Returns
$2.03	23.6%	$2.2B	10.0%
Adjusted EPS[1]	Core ROTCE[1]	Adjusted Total Net Revenue[1]	CET1 Capital Ratio

- Continued momentum across Ally's leading Auto, Insurance and Digital Bank platforms
- Strong, structurally more profitable company reflected in operating metrics and return profile
- On track with FY 2022 $2.0B share repurchase program | Announced 2Q common dividend of $0.30; up 58% YoY

Auto & Insurance

- Consumer auto originations of $11.6B sourced from 3.2M applications | 7.1% estimated retail auto originated yield[2]
- 58bps of retail auto net-charge offs, reflecting continued strength in consumer credit and used vehicle values
- Insurance written premiums of $265M fueling $6.2B investment management portfolio with strong returns

Ally Bank

- 2.5 million retail depositors, ↑8% YoY | $136.0B retail deposits, ↑6% YoY | $1.3B of QoQ retail deposit growth
- Ally Home®: $1.7B originations, lower originations reflecting market trends | $18.4B HFI balance, ↑48% YoY
- Ally Invest: $16.8B net customer assets, ↑10% YoY, 517k active self-directed and robo accounts, ↑7% YoY
- Ally Lending: $442M point-of-sale originations, ↑109% YoY | 3.2k total active merchants, ↑30% YoY
- Ally Credit Card: $1.0B credit card loan balances, ↑93% YoY[3], 844k active customers, ↑73% YoY[3]
- Corporate Finance: $8.0B loan portfolio expanded 28% YoY | Stable credit and strong fee activity

(1) Represents a non-GAAP financial measure. See pages 35, 37, and 40 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 32 for details.
(3) The YoY variances shown were calculated using information provided by Fair Square relating to periods prior to the closing of our acquisition of Fair Square on 12/1/21.
Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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1Q 2022 Preliminary Results

Leading, Growing, All-Digital Disruptor

Diversified, differentiated products serving 10.5 million customers


Consumer Auto Loans & Leases
Checking, Savings & CDs
Investing & Wealth Mgmt
Mortgage
Credit Card
Point of Sale Lending
Corporate Finance
Servicing & Customer Solutions
Insurance
Commercial Auto Lending
do it right.
Auto
Insurance
Retail Deposits
Credit Card
Invest
Lending
Home
# of Customers(1)
~4.0M
~3.0M
~2.5M
~800K
~500K
~300K
~10K

A relentless ally for our consumer and commercial customers

See page 33 for footnotes.

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1Q 2022 Preliminary Results Ally Data Driven Customer Insights Ally Application Volume Ally Savings Account Balance Trends by Income Level Change in average balance vs. 1Q20 level 14.3M 33% 13.1M 12.6M 1.3 29% 12.1M 11.4M 11.2M 0.5 0.5 0.5 23% 0.3 13.0 12.6 12.1 11.6 11.2 11.1 2016 2017 2018 2019 2020 2021 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q21 4Q 21 1Q 22 Retail Auto Other Consumer (Credit Card, Lending, Mortgage) Less than $30K $30-75K Greater than $75K Gas Price Impact Across Income Decile Ally Delinquency Trends 30+ Days Past Due (accruing contracts only) 22% 2.56% 15% 2.02% 15% 2.15% 14% 13% 12% 12% 1.69% 7% 6% 1.43% 5% 5% 4% 4% 3% 3% 3% 3% 1.28% 1% 1% 0% Bottom 2nd 3rd 4th 5th 6th 7th 8th 9th Top 1Q 19 1Q 21 1Q 22 (1) (2) % Income Spent on Gasoline % of Ally Retail Auto Originations Retail Auto Ally Consumer (1) 1Q’22 Ally retail auto originations (2) Ally Consumer includes Retail Auto, Mortgage Finance, Legacy Mortgage, Ally Credit Card and Ally Lending Source: Ally Economics, Bureau of Labor Statistics. Data as of 12/31/19. 7

1Q 2022 Preliminary Results Strong Balance Sheet Foundation Funding Composition Liquidity Composition $ billions $43.6 5% 7% 6% 7% 10% 6% 4% 13% 13% 1% 2% 15% 6% $30.1 $29.5 10% 11% $25.6 $17.7 88% 87% 75% 70% 64% 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 (1) Highly Liquid Securities Cash & Equivalents Unused Capacity Deposits Secured Debt FHLB / Other Unsecured Debt (1) Highly liquid securities include unencumbered UST, Agency debt and Agency MBS (2) CET1 Trends and Composition Allowance for Loan Losses 11.1% $ billions $ billions 10.0% 2.79% 9.3% 9.3% 9.3% 2.63% 2.54% 2.03% $9.1 $8.1 $7.0 $7.0 $6.7 $3.3 $3.2 $3.2 $2.6 1.02% 0.99% CECL $6.7 Day 1 $6.6 $6.6 $1.3 $1.3 $6.4 $6.2 1Q 18 1Q 19 1/1/2020 1Q 20 1Q 21 1Q 22 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 4.5% Minimum CET1 > 4.5% Minimum CET1 % Reserve $ Reserve % (2) For more details on the final rules to address the impact of CECL on regulatory capital, see page 32 for details. 8

1Q 2022 Preliminary Results 1Q 2022 Financial Results $ millions, except per share data 1Q 22 4Q 21 1Q21 4Q 21 1Q21 (1) $ 1,703 $ 1,663 $ 1,382 $ 39 $ 321 Net financing revenue (ex. Core OID) (1) (10) (9) (10) (0) (0) Core OID Net financing revenue $ 1,693 $ 1,654 $ 1,372 $ 39 $ 321 (1) 508 533 548 (25) (41) Adjusted other revenue (2) Repositioning & change in fair value of equity securities (66) 12 17 (78) (82) Other revenue 442 545 565 (103) (123) Provision for credit losses 167 210 (13) (43) 180 Noninterest expense 1,122 1,090 943 32 179 Pre-tax income $ 846 $ 899 $ 1,007 $ (53) $ (161) Income tax expense 191 241 211 (50) (20) Net income / (loss) from discontinued operations - (6) - 6 - Net income $ 655 $ 652 $ 796 $ 3 $ (141) Preferred stock dividends 28 28 - - 28 Net income attributable to common stockholders $ 627 $ 624 $ 796 $ 3 $ (169) GAAP EPS (diluted) $ 1.86 $ 1.79 $ 2.11 $ 0.07 $ (0.25) (1) 0 .02 0 .02 0 .02 0.00 0 .00 Core OID, net of tax Change in fair value of equity securities, net of tax 0 .15 (0 .05) (0.03) 0 .20 0 .19 (3) Repositioning, discontinued ops., and other, net of tax - 0 .26 - (0.26) - (4) $ 2 .03 $ 2 .02 $ 2.09 $ 0.01 $ (0.06) Adjusted EPS (1) Represents a non-GAAP financial measure. For calculation methodology see page 40. (2) See page 38 for details and calculation methodology. (3) Represents a non-GAAP financial measure. For calculation methodology see pages 35 and 39. (4) Represents a non-GAAP financial measure. For calculation methodology see page 35. 9

1Q 2022 Preliminary Results Balance Sheet & Net Interest Margin 1Q 22 4Q 21 1Q 21 Average Average Average $ millions Balance Yield Balance Yield Balance Yield Retail Auto Loan $ 78,224 6.61% $ 77,979 6.61% $ 73,500 6.66% Retail Auto Loan (ex. hedge impact) 6.75% 6.81% 6.90% Auto Lease (net of depreciation) 10,878 6.96% 10,951 7.88% 9,831 8.57% Commercial Auto 16,404 3.32% 14,367 3.35% 21,341 3.49% Corporate Finance 8 ,045 4.76% 7 ,147 5.15% 6,338 5.14% (1) 18,228 2.94% 17,533 2.77% 14,310 2.74% Mortgage (2) 1,100 12.62% 923 12.89% 444 14.95% Consumer Other - Ally Lending (3) 981 18.75% 309 18.11% - - Consumer Other - Ally Credit Card Cash and Cash Equivalents 4 ,027 0.15% 6 ,532 0.14% 15,363 0.10% Investment Securities & Other 37,025 2.09% 37,146 1.81% 34,996 1.55% Earning Assets $ 174,911 4.86% $ 172,888 4.75% $ 176,123 4.44% (4) $ 141,557 0.61% $ 140,043 0.64% $ 137,718 0.90% Deposits (5) 9 ,976 5.12% 10,061 5.02% 12,910 5.42% Unsecured Debt Secured Debt 1,089 6.36% 1,331 5.91% 3,793 3.35% (6) 7,203 2.11% 4,990 2.59% 6,307 2.47% Other Borrowings (5) $ 159,826 0.99% $ 156,425 1.03% $ 160,728 1.38% Funding Sources (5) 3.95% 3.82% 3.18% NIM (ex. Core OID) NIM (as reported) 3.93% 3.80% 3.16% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Credit Card lending portfolio. 4Q’21 end of period balance was $953 million. 4Q’21 Average Balance reflects one month of active balances on-balance sheet (12/1/2021-12/31/2021) and $0 for prior months within period. (4) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (5) Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 40 for calculation methodology. (6) Includes FHLB borrowings, Repurchase Agreements, Demand Notes (Ally’s Demand Notes program was terminated & all outstanding notes redeemed. Avg. Balance of $810 million was outstanding as of 3/31/21) 10 ;

1Q 2022 Preliminary Results

Capital

- **1Q 2022 CET1 ratio of 10.0%**
  - Strong earnings generation supporting growth across loan portfolios
- **Disciplined, efficient capital management**
  - Repurchased 13 million shares in 1Q, reflecting heightened volatility; on track to execute $2.0 billion buyback in 2022
  - Announced 2Q common dividend of $0.30 per share; up 58% YoY
- **CCAR 2022 plan submitted**
  - Excess capital, strong reserves and robust PPNR provide significant buffer to absorb severely adverse scenarios

Capital Ratios and Risk-Weighted Assets


14.6%
14.8%
14.6%
13.5%
13.1%
12.8%
13.1%
12.8%
11.9%
11.5%
11.1%
11.3%
11.2%
10.3%
10.0%
$139B
$139B
$140B
$146B
$149B
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22
Risk-Weighted Assets ($B)
Total Capital Ratio
Tier 1 Ratio
CET1 Ratio

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 32 for details.

Outstanding Shares

 # millions


484
327
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
2021
'22

Dividend Per Share


8¢
12¢
13¢
15¢
17¢
19¢
25¢
30¢
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
2021
'22

Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans.

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1Q 2022 Preliminary Results

Asset Quality: Key Metrics

Consolidated Net Charge-Offs (NCOs)



Allowance as % of Annualized NCOs
Annualized NCO Rate
0.84%
0.58%
0.41%
0.67%
0.41%
-0.02%
0.19%
0.35%
0.43%
305%
471%
691%
414%
667%
1448%
792%
621%
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

Ratios exclude loans measured at fair value and loans held-for-sale. See page 32 for definition.

Net Charge-Off Activity

$ millions

	1Q 21	2Q 21	3Q 21	4Q 21	1Q 22
Retail Auto	$ 97	$ (5)	$ 51	$ 94	$ 113
Commercial Auto	-	-	-	-	(1)
Mortgage Finance	1	1	-	-	-
Corporate Finance	14	(4)	-	1	-
Ally Lending	8	4	5	9	15
Ally Credit Card [(1)]	-	-	-	2	8
Corp/Other[(2)]	(2)	(2)	(2)	(3)	(2)
Total	**$ 118**	**$ (6)**	**$ 54**	**$ 103**	**$ 133**

(1) 4Q'21 Ally Credit Card NCOs represent December 2021 only

(2) Corp/Other includes legacy Mortgage HFI portfolio.

Retail Auto Net Charge-Offs



Net Charge-Offs ($M)
Annualized NCO Rate
1.44%
0.76%
0.64%
1.01%
0.53%
-0.03%
0.27%
0.48%
0.58%
$262
$137
$117
$186
$97
($5)
$51
$94
$113
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

See page 32 for definition.

Retail Auto Delinquencies

60+ Days Past Due ("DPD")



Delinquent Contracts ($M)
Delinquency Rate
0.66%
0.47%
0.47%
0.58%
0.32%
0.32%
0.38%
0.48%
0.46%
$478
$341
$350
$428
$233
$241
$298
$378
$362
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

30+ DPD ($M and %)

1Q 20	2Q 20	3Q 20	4Q 20	1Q 21	2Q 21	3Q 21	4Q 21	1Q 22
3.19%	*2.20%*	*2.25%*	*2.49%*	*1.43%*	*1.60%*	*1.83%*	*2.14%*	*2.02%*
$2,322	*$1,599*	*$1,658*	*$1,834*	*$1,059*	*$1,218*	*$1,427*	*$1,677*	*$1,594*

Note: Includes accruing contracts only.

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1Q 2022 Preliminary Results Asset Quality: Coverage & Reserves Consolidated Coverage Retail Auto Coverage $ billions $ billions Inc. Fair Square Reserve - $ Reserve - % Reserve - $ Reserve - % Day 1 Build $3.0 $3.0 $2.9 $3.4 $2.8 $3.4 $2.8 $2.8 $2.8 $3.3 $2.8 $2.8 $3.3 $3.3 $3.2 $3.2 $3.1 $3.1 4.09% 4.06% 3.91% 3.95% 2.85% 2.87% 2.79% 2.79% 2.78% $2.4 3.80% 2.75% 3.62% 3.70% $2.6 2.67% 2.63% 3.54% 2.54% 3.49% 3.34% 2.03% CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 Day 1 Day 1 Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Consolidated QoQ Reserve Walk $ millions Net Charge- ∆ In Portfolio All 1Q’22 4Q’21 1 2 3 off Activity Size Other Reserve Reserve ($133) 1Q’22 NCO’s ($37) $71 Loan Growth Includes macroeconomic $3,267 $3,301 $133 Replenished trends 13

1Q 2022 Preliminary Results

Ally Bank: Deposit & Customer Trends

- **Retail Deposits of $136.0 billion grew $1.3 billion QoQ and $7.6 billion YoY**
  - Total deposits of $142 billion represent 88% of Ally's overall funding
  - Brokered and other deposits of $6.5 billion, reduced 42% YoY
- **2.5 million retail deposit customers expanded 8% YoY**
  - Industry-leading customer retention of 96% remained strong
  - Customers grew by 42k in 1Q – Ally's 52nd consecutive quarter of growth
    - 70% of new customers are from millennial or younger generations

Total Deposits: Retail & Brokered

$ billions, EoP


Retail
Brokered / Other
Customer Retention Rate
Avg. Retail Portfolio Interest Rate
$140B
$11.2
96%
$128.4
0.81%
$139B
$9.9
96%
$129.2
0.69%
$139B
$7.9
96%
$131.6
0.64%
$142B
$6.9
96%
$134.7
0.61%
$142B
$6.5
96%
$136.0
0.59%
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 32 for Customer Retention Rate definition. Numbers may not foot due to rounding.

Retail Deposit Customer Trends


Total Customers
2.5M
1.1M
Net New Customers per Quarter
43k
41k
28k
56k
49k
52k
41k
59k
41k
57k
72k
120k
100k
72k
30k
71k
94k
78k
39k
83k
60k
54k
28k
42k
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
2021
'22

Ally Bank: Multi-Product Relationship Customers

Deposit Customers with an Ally Invest or Ally Home relationship


2%
3%
5%
7%
8%
9%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2016
2017
2018
2019
2020
2021
'22

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1Q 2022 Preliminary Results Retail Deposits by Vintage 13+ years of stable and growing deposit vintages Ally Retail Deposits by Vintage ($ billions) $140 $130 $120 $110 $100 $90 $80 $70 $60 $50 $40 $30 $20 $10 $0 Pre-2009 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2011 2012 2014 2016 2018 2020 2022 Digital-first Stable Growth High Engagement Strong Brand Innovative, differentiated and award-winning products 96% customer retention; growth 550k+ customers adopted Competitive rate + best in class from new + existing customers Smart Savings tools customer service 15

1Q 2022 Preliminary Results Ally Bank: Leading, Accelerating & Diversified $ # 2.5M 52 136B 13+ 1 Largest All-Digital, Ally Bank Consecutive Quarters Retail Deposit Consecutive Years of (1) Direct U.S. Bank Deposit Customers of Customer Growth Balances Retail Deposit Growth Brokerage & Wealth: Ally Invest Mortgage: Ally Home EoP DTC HFI Balances | Depositors drove 37% of origination volume in 1Q’22 Net Customer Assets | Depositors drove 79% of account growth in 1Q’22 Launched: 1Q’17 Acquired: 2Q’16 $9.1B $16.8B $4.5B $8.8M 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 2Q 16 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 Point-of-Sale: Ally Lending Credit Card: Ally Credit Card EoP Portfolio Balances | Health (4Q’19), Home Improvement (3Q’20) EoP Portfolio Balances | 65% Customer CAGR since 2017 Acquired: 4Q’19 Acquired: 4Q’21 $1.2B $215M 1Q 22 4Q 19 1Q 20 1Q 21 Disruptor approach driving growing momentum and strong brand value See page 33 for footnotes. Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money- market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest. 16

1Q 2022 Preliminary Results

Auto Finance

- **Auto pre-tax income of $725 million in 1Q 2022, reflecting industry leading capabilities and adaptable platform**
  - Net financing revenue driven by strong retail auto trends and solid off-lease vehicle gains, offsetting lower floorplan balances
  - Ending earning assets of $107.3 billion, increased $2.1 billion QoQ, as both consumer and commercial portfolios expanded
- **Strong pricing reflects market leadership and ongoing optimization**
- **Robust consumer demand driving elevated prepayment activity, impacting retail auto portfolio yield**
- **Continued strength in used vehicle values driving elevated lessee and dealer buyouts, limiting lease gains**

		Inc / (Dec) v.	
Key Financials ***($ millions)***	1Q 22	4Q 21	1Q 21
Net financing revenue	$ 1,295	$ (46)	$ 89
Total other revenue	68	1	6
Total net revenue	1,363	(45)	95
Provision for credit losses	104	59	126
Noninterest expense[(1)]	534	10	47
Pre-tax income	$ 725	$ (114)	$ (78)
U.S. auto earning assets *(EOP)*	$ 107,287	$ 2,062	$ 4,309
Key Statistics			
Remarketing gains *($ millions)*	$ 50	$ (15)	$ (14)
Average gain per vehicle	$ 1,640	$ (699)	$ (474)
Off-lease vehicles terminated *(# units)*	30,488	2,511	-
Application Volume *(# thousands)*	3,167	234	(119)

Retail Auto Yield Trends


Portfolio Yield (ex. hedge)
Est. Retail Auto Originated Yield (2)
7.25%
7.10%
6.95%
6.81%
7.21%
7.15%
7.10%
6.97%
7.07%
6.66%
6.77%
6.83%
6.83%
6.90%
6.92%
6.84%
6.81%
6.75%
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

Lease Portfolio Trends


Remarketing Gains ($M)
% Lessee & Dealer Buyouts
27%
29%
39%
46%
42%
54%
74%
79%
85%
$2
($11)
$70
$66
$64
$128
$86
$65
$50
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22
Avg. Gain / Unit
$121
($421)
$2,437
$2,150
$2,114
$3,684
$2,495
$2,339
$1,640

See page 33 for additional footnotes.

(2) *Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 32 for details.*

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1Q 2022 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Dealer Relationships & Consumer Applications Auto Balance Sheet Trends $ billions $ billions; EoP (5) U.S. Consumer Applications Active U.S. Dealer Relationships Retail Lease Commercial Auto $90.0 $88.7 $89.2 $86.5 $83.8 21.7K $10.7 21.1K $11.0 $10.9 $10.7 $9.9 18.7K 18.3K $79.3 $78.3 $77.7 17.1K $75.8 $73.8 15.6K 13M+ 13.0M 12.6M 12.4K 12.1M 11.2M 9.1M $19.2 ~3.2M $17.3 $15.2 $16.1 $12.6 3.7M YTD by Product ($M) 2010 2014 2016 2019 2020 2021 2022 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 Note: Held-for-investment (HFI) asset balances reflect the average daily balance for the quarter. Consumer Originations Consumer Origination Mix $ billions; % of $ originations % of $ originations See page 33 for footnotes. 18

1Q 2022 Preliminary Results

Insurance

- **Insurance pre-tax income of $13 million and core pre-tax income of $74 million, excluding the change in fair value of equities of ($61) million in 1Q 2022**
  - Lower YoY losses driven by reduced weather claims and favorable GAP losses due to elevated used vehicle values
  - Investment income of $64 million lower YoY as elevated realized gains in prior year did not fully repeat
- **Written premiums of $265 million in 1Q 2022, down YoY driven by lower unit sales and inventory levels**
- **Renewed 2022 reinsurance policy at favorable terms in early April**

Key Financials (*$ millions*)	1Q 22	Inc / (Dec) v. 4Q 21	Inc / (Dec) v. 1Q 21
Premiums, service revenue earned and other	$ 284	1	$ 3
VSC Losses	33	1	3
Weather Losses	2	(1)	(4)
Other Losses	23	3	(4)
Losses and loss adjustment expenses	58	3	(5)
Acquisition and underwriting expenses[2]	216	8	26
Total underwriting income	10	(10)	(18)
Investment income and other (adjusted)[1]	64	17	(38)
Core pre-tax income[1]	$ 74	$ 7	$ (56)
Change in fair value of equity securities[3]	(61)	(85)	(72)
Pre-tax income	$ 13	$ (78)	$ (128)
Total assets (EOP)	$ 9,220	$ (161)	$ (1)

Key Statistics - Insurance Ratios	1Q 22	4Q 21	1Q 21
Loss ratio	20.5%	19.5%	22.4%
Underwriting expense ratio	76.0%	73.4%	67.1%
Combined ratio	96.5%	92.9%	89.5%

Insurance Losses

$ millions



VSC Losses
Weather Losses
Other Losses
$142
$28
$86
$28
$85
$25
$26
$34
$62
$28
$2
$32
$63
$27
$6
$30
$74
$26
$15
$33
$69
$25
$11
$33
$55
$20
$3
$32
$58
$23
$2
$33
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

(1) *Represents a non-GAAP financial measure. See page 39 for calculation methodology and details.*

For additional footnotes see page 33.

Insurance Written Premiums

$ millions



F&I Premium
P&C Premium
$333
$64
$269
$301
$27
$274
$295
$53
$242
$268
$53
$215
$265
$65
$200
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

F&I: Finance and insurance products. P&C: Property and casualty insurance products.

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1Q 2022 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $64 million and core pre-tax income of $68 million, excluding the change in fair value of equities of ($4) million in 1Q 2022**
  - Higher YoY total revenue reflects disciplined loan expansion along with strong revenue from syndication and fee income
  - Lower YoY provision reflects stable credit performance across the portfolio
- **Held-for-investment loans of $8.0B, up 28% YoY**
  - $5.0 billion of unfunded commitments positions portfolio for growth
  - High quality, floating rate lending portfolio comprised of 54% asset-based loans with 99.9% in first lien position

Key Financials (*$ millions*)	1Q 22	Inc / (Dec) v. 4Q 21	Inc / (Dec) v. 1Q 21
Net financing revenue	$ 83	$ -	$ 12
Adjusted total other revenue [1]	28	(26)	8
Adjusted total net revenue [1]	111	(26)	20
Provision for credit losses	6	(27)	(7)
Noninterest expense[2]	37	7	6
Core pre-tax income [1]	$ 68	$ (6)	$ 21
Change in fair value of equity securities [3]	(4)	(3)	(10)
Pre-tax income	$ 64	$ (9)	$ 11
Total assets (EOP)	$ 8,086	$ 136	$ 1,665

Diversified Loan Portfolio (3/31/2022)



All Other
10% Chemicals & Metals
2% Wholesale
1% Construction
1% Paper & Publishing
Manufacturing
9% Auto & Transportation
6% Machinery Equipment
2% Other Manufacturing
14%
18%
68%
Services
34% Financial Services
18% Health Services
15% Other Services
1% Food & Beverage
2% Retail Trade

HFI Loans and Unfunded Commitments

EoP balances, $ billions



Held For Investment Loans
Unfunded Commitments
$10.9
$10.5
$11.2
$12.5
$13.1
$4.6
$4.3
$4.5
$4.6
$5.0
$6.3
$6.2
$6.6
$7.8
$8.0
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

(1) *Represents a non-GAAP financial measure. See page 39 for calculation methodology and details.*

For additional footnotes see page 34.

Note: Balances exclude HFS loans and include signed commitment letters. HFI loans shown net of deferred fees

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1Q 2022 Preliminary Results

Mortgage Finance

- **Mortgage pre-tax income of $11 million in 1Q 2022**
  - Net financing revenue up YoY reflecting growth in asset balances from DTC origination volume and normalizing prepayment activity
  - Other revenue lower YoY, driven by decreased gain on sale margins
- **Direct-to-Consumer (DTC) originations of $1.7 billion in 1Q 2022, down 6% YoY driven by market conditions**
  - 37% of 1Q originations from Ally Bank deposit customers
- **Ally Home added 4 states in 1Q, now active in 46 states plus the District of Columbia; expecting to be active in all 50 states by year-end**

		Inc / (Dec) v.	
Key Financials *($ millions)*	**1Q 22**	**4Q 21**	**1Q 21**
Net financing revenue	$ 53	$ 11	$ 30
Total other revenue	14	1	(26)
Total net revenue	$ 67	$ 12	$ 4
Provision for credit losses	-	(1)	4
Noninterest expense[1]	56	5	12
Pre-tax income	$ 11	$ 8	$ (12)
Total assets (EOP)	$ 18,596	$ 749	$ 5,673
Mortgage Finance HFI Portfolio	**1Q 22**	**4Q 21**	**1Q 21**
Net Carry Value ($ billions)	$ 18.4	$ 17.6	$ 12.4
Wtd. Avg. LTV/CLTV [2]	55.7%	56.9%	57.5%
Refreshed FICO	776	776	775

Mortgage: Direct-to-Consumer Originations

$ billions


DTC - HFI
DTC - HFS
$1.8
58%
42%
$2.2
36%
64%
$3.6
22%
78%
$2.9
26%
74%
$1.7
59%
41%
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22
Bulk
$0.2
$1.7
$1.2
$0.7
$0.8

Mortgage: Held-for-Investment Assets

$ billions


Bulk
DTC
$12.4
$3.9
$8.5
$13.6
$4.8
$8.8
$16.0
$7.0
$9.0
$17.6
$8.7
$8.9
$18.4
$9.1
$9.3
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22

See page 34 for footnotes.

ally do it right. | 21

1Q 2022 Preliminary Results Financial Outlook Structurally more profitable company (1) Core ROTCE Progression 24.3% Enhanced, Sustainable, FY’21 Reserve Return Drivers Reduction Fair Square +100-125bps Loan Growth 16-18%+ ✓ Steady, Organic Expansion Operating Discipline ✓ Annual PPNR Expansion 12.3% 12.0% Revenues ✓ Upper 3% Net Interest Margin 10.0% 9.8% 9.4% Modeling 2.5 - 3.0% Fed Funds Rate 9.1% ✓ Closely monitoring pace of Fed Funds 7.9% increases, shape of the yield curve ✓ Expanding Other Revenue Normalized Credit over 12-18 months ✓ Retail Auto NCOs ‘22: <1.0% | ‘23-’24: 1.4-1.6% ✓ Steady Decline in Used Car Values Taxes (2) ✓ 23-24% Tax Rate 2014 2015 2016 2017 2018 2019 2020 2021 2022 & Medium Term Consistent execution against our long-term strategic objectives (1) Represents a non-GAAP financial measure. See page 37 for details. (2) Assumes statutory U.S. Federal tax rate is unchanged at 21%. 22

1Q 2022 Preliminary Results Strategic Priorities ‘Do It Right’ Purpose-Driven Culture Optimizing leading Auto, Insurance & Ally Bank products & platforms Engaging customers with new products across scalable platforms Differentiating through deep expertise & digital first, One-Ally capabilities Driving disciplined risk management & accretive capital deployment Delivering sustainable, enhanced results and value for ALL stakeholders 23

1Q 2022 Preliminary Results Supplemental 24

1Q 2022 Preliminary Results Supplemental Results by Segment Core pre-tax income Walk Inc / (Dec) v. Segment Detail $ millions 1Q 22 4Q 21 1Q 21 4Q 21 1Q 21 Automotive Finance $ 725 $ 839 $ 803 $ (114) $ (78) Insurance 13 91 141 (78) (1 28) Dealer Financial Services $ 738 $ 930 $ 944 $ (192) $ (206) Corporate Finance 64 73 53 (9) 11 Mortgage Finance 11 3 23 8 (1 2) Corporate and Other 33 (107) (1 3) 140 46 $ (53) $ (161) Pre-tax income from continuing operations $ 846 $ 899 $ 1,007 (1) 10 9 10 0 0 Core OID (2) Change in fair value of equity securities 66 (2 1) (17) 87 82 (3) Repositioning and other - 107 - (1 07) - (1) $ (7 2) $ (78) $ 921 $ 994 $ 1 ,000 Core pre-tax income (1) Represents a non-GAAP financial measure. See pages 39 and 40 for calculation methodology and details. See page 34 for additional footnotes. 25

1Q 2022 Preliminary Results Supplemental Funding Profile Details Funding Mix Deposit Mix Deposits Secured Debt FHLB / Other Unsecured Debt Brokered / Other Retail CD MMA/OSA/Checking 3.00% 5% 7% 6% 7% 10% 6% 4% 13% 13% 1% 2% 2.50% 15% 6% 10% 62% 65% 67% 70% 11% 72% 2.00% 1.50% 88% 87% 75% 70% 1.00% 64% 30% 28% 27% 26% 0.50% 24% 8% 7% 6% 5% 4% 0.00% 1Q 21 2Q 21 3Q21 4Q21 1Q22 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 Note: Totals may not foot due to rounding. Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding. (1) Unsecured Long-Term Debt Maturities Wholesale Funding Issuance $ billions Principal Amount Weighted Average (2) Maturity Date Outstanding Coupon ($ billions) 2022 4.63 $0.40 2023 2.09 $2.00 2024 4.48 $1.45 (3) 2025+ 6.19 $5.54 (1) Excludes retail notes and perpetual preferred equity; as of 3/31/2021. (2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. (3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. 26

Supplemental

1Q 2022 Preliminary Results

Corporate and Other

- **Pre-tax income of $33 million, Core pre-tax income of $43 million includes:**
  - Higher YoY net financing revenue driven by favorable deposit pricing and increased yield on securities portfolio
  - Total other revenue up YoY driven by corporate investment gain activity and income from expanded product offerings
- **Total assets of $42.6 billion, down $9.1 billion YoY, driven by lower cash balances**

Ally Financial Rating Details

	Ally Financial Ratings / Upgrades			
	LT Debt	ST Debt	Outlook	Date
Fitch	BBB-	F3	Stable	3/24/2022
Moody's	Baa3	P-3	Stable	8/27/2021
S&P	BBB-	A-3	Stable	3/25/2021
DBRS	BBB	R-2H	Stable	2/18/2022

Note: Ratings & Outlook as of 3/31/2022. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

$ millions		Inc / (Dec) v.	
Key Financials	1Q 22	4Q 21	1Q 21
Net financing revenue	$ 245	$ 72	$ 188
Total other revenue	66	(7)	8
Total net revenue	$ 311	$ 65	$ 196
Provision for credit losses	57	(74)	57
Noninterest expense	221	(1)	93
Pre-tax income	$ 33	$ 140	$ 46
Core OID [1]	10	0	0
Repositioning and other [2]	-	(107)	-
Change in fair value of equity securities [3]	0	(1)	0
Core pre-tax income [1]	$ 43	$ 33	$ 47
Cash & securities	$ 33,667	$ (1,690)	$ (12,079)
Held-for-investment loans, net [4]	2,148	(112)	918
Intercompany loan [5]	(572)	351	19
Other [5]	7,398	573	2,035
Total assets	$ 42,641	$ (878)	$ (9,107)

Ally Invest	1Q 22	4Q 21	1Q 21
Net Funded Accounts *(k)*	517.3	505.6	484.2
Average Customer Trades Per Day *(k)*	40.2	42.8	80.9
Total Customer Cash Balances	$ 2,268	$ 2,195	$ 2,149
Total Net Customer Assets	$ 16,733	$ 17,391	$ 15,199

Ally Lending	1Q 22	4Q 21	1Q 21
Gross Originations	$ 442	$ 369	$ 211
Held-for-investment Loans *(EOP)*	$ 1,209	$ 1,009	$ 491
Portfolio yield	12.6%	12.9%	15.0%
NCO %	5.4%	4.1%	7.0%

Ally Credit Card	1Q 22	4Q 21	1Q 21
Gross Receivable Growth *(EOP)*	$ 83	$ 189	$ 98
Outstanding Balance *(EOP)*	$ 1,036	$ 953	$ 534
NCO %	3.2%	2.8%	4.6%
Active Cardholders *(k)*	843.8	765.9	486.7

Note: Ally Credit Card metrics are not reflected in Ally's 1Q'21 consolidated results

(1) Represents a non-GAAP financial measure. See pages 39 and 40 for calculation methodology and details. See page 34 for additional footnotes.

ally do it right. | 27

1Q 2022 Preliminary Results Supplemental Interest Rate Risk Sensitivities (1) Net Financing Revenue Sensitivity Analysis $ millions 1Q 22 4Q 21 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous (3) -25 bps $ 8 $ 38 $ (9) $ (23) +100 bps $ (17) $ (135) $ 16 $ (37) Stable rate environment n/m $ 613 n/m $ 15 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 32 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. (3) The impact of the downward rate shocks is impacted by the current low interest rate environment, which limits absolute declines in rates. 28

1Q 2022 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 1Q 22 4Q 21 $ millions Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 660 $ - $ 660 $ 256 Tax Credit Carryforwards 1 ,071 (721) 350 304 State/Local Tax Carryforwards 256 (132) 124 68 Other Deferred Tax Assets / (Liabilities) (525) - (525) (384) Net Deferred Tax Asset $ 1,462 $ (853) $ 609 $ 244 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Utilization $ millions Net GAAP DTA Balance Disallowed DTA $871 $839 $609 $249 $244 $75 $48 $36 $28 $2 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 Note: Changes to DTA in 2021 driven primarily by changes in tax depreciation election. 29

1Q 2022 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 39 for calculation methodology and details. 2) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. 3) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 35 calculation methodology and details. 4) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 37 for more details. 5) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 40 calculation methodology and details. 30

1Q 2022 Preliminary Results Notes on Non-GAAP Financial Measures 6) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 40 for calculation methodology and details. 7) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 31

1Q 2022 Preliminary Results Supplemental Notes on Other Financial Measures 1) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 2) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 3) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 4) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans ▪ Lease – new vehicle lease originations ▪ Used – used vehicle loans ▪ Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis. ▪ Nonprime – originations with a FICO® score of less than 620 5) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 6) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 7) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 32

1Q 2022 Preliminary Results Supplemental Additional Notes Page – 6 | Leading, Growing, All-Digital Disruptor (1) Customers include on-balance sheet Auto, U.S. and Canadian Insurance, active Depositors, on-balance sheet Ally Home DTC Mortgage, Ally Lending, Ally Invest, and Ally Credit Card, and do not account for overlap between products. Ally has approximately 10.5 million unique, active customers. Page – 16 | Ally Bank: Leading, Accelerating & Diversified (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 17 | Auto Finance (1) Noninterest expense includes corporate allocations of $248 million in 1Q 2022, $236 million in 4Q 2021, and $211 million in 1Q 2021. Page – 18 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+ • Prime 620 - 719 • Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2021. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. Page – 19 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $23 million in 1Q 2022, $21 million in 4Q 2021, and $17 million in 1Q 2021. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 33

1Q 2022 Preliminary Results Supplemental Additional Notes Page – 20 | Corporate Finance (2) Noninterest expense includes corporate allocations of $13 million in 1Q 2022, $10 million in 4Q 2021, and $9 million in 1Q 2021. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 21 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $27 million in 1Q 2022, $26 million in 4Q 2021, and $20 million in 1Q 2021. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 25 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 27 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (4) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held- for-sale. 34

1Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 Numerator ($ millions) GAAP net income attributable to common shareholders $ 627 $ 624 $ 683 $ 900 $ 796 $ 687 $ 476 $ 241 $ (319) $ 378 $ 381 $ 582 $ 374 Discontinued operations, net of tax - 6 - (1) - - - 1 - 3 - 2 1 Core OID 10 9 9 9 10 9 9 9 8 8 7 7 7 Repositioning Items - 107 52 70 - - - 50 - - - - - Change in fair value of equity securities 66 (21) 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) (70) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (16) (20) (26) (13) 1 21 1 17 (41) 4 (4) (1) 13 Significant discrete tax items - - - (78) - - - - - - - (201) - Core net income / (loss) attributable to common shareholders [a] $ 687 $ 705 $ 782 $ 868 $ 790 $ 606 $ 473 $ 228 $ (166) $ 364 $ 396 $ 387 $ 325 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 337,812 3 48,666 361,855 3 73,029 377,529 3 78,424 377,011 375,762 3 75,723 383,391 3 92,604 3 99,916 4 05,959 Metric GAAP EPS $ 1.86 $ 1.79 $ 1.89 $ 2.41 $ 2.11 $ 1.82 $ 1.26 $ 0.64 $ (0.85) $ 0.99 $ 0.97 $ 1.46 $ 0.92 Discontinued operations, net of tax - 0.02 - (0.00) - - - 0.00 - 0.01 - 0.01 0.00 Core OID 0.03 0.03 0.03 0.02 0.03 0.02 0.02 0.02 0.02 0.02 0.02 0.02 0.02 Change in fair value of equity securities 0.19 (0.06) 0.18 (0.05) (0.04) (0.29) (0.04) (0.24) 0.49 (0.08) 0.03 (0.01) (0.17) Repositioning Items - 0.31 0.14 0.19 - - - 0.13 - - - - - Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (0.05) (0.06) (0.07) (0.03) 0.00 0.06 0.00 0.05 (0.11) 0.01 (0.01) (0.00) 0.03 Significant discrete tax items - - - (0.21) - - - - - - - (0.50) - Adjusted EPS [a] / [b] $ 2.03 $ 2.02 $ 2.16 $ 2.33 $ 2.09 $ 1.60 $ 1.25 $ 0.61 $ (0.44) $ 0.95 $ 1.01 $ 0.97 $ 0.80 (1) Due to antidilutive effect of the net loss from pre-tax loss from continuing operations attributable to common shareholders for the first quarter 2020, basic weighted average common shares outstanding were used to calculate diluted earnings per share. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods. 35

1Q 2022 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 Numerator ($ billions) GAAP shareholder's equity $ 15.4 $ 17.1 $ 17.3 $ 17.5 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 $ 13.7 less: Preferred equity (2.3) (2.3) (2.3) (2.3) - - - - - - - - - GAAP common shareholder's equity $ 13.1 $ 14.7 $ 15.0 $ 15.2 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 $ 13.7 Goodwill and identifiable intangibles, net of DTLs (0.9) (0.9) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.5) (0.3) (0.3) (0.3) Tangible common equity 12.2 13.8 14.6 14.8 14.2 14.3 13.7 13.4 13.1 14.0 14.2 14.0 13.4 Tax-effected Core OID balance (assumes 21% tax rate) (0.7) (0.7) (0.7) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.9) (0.9) Adjusted tangible book value [a] $ 11.5 $ 13.1 $ 13.9 $ 14.1 $ 13.4 $ 13.5 $ 12.9 $ 12.6 $ 12.2 $ 13.1 $ 13.3 $ 13.2 $ 12.6 Denominator Issued shares outstanding (period-end, thousands) [b] 3 27,306 337,941 3 49,599 3 62,639 371,805 374,674 373,857 373,837 373,155 374,332 383,523 392,775 399,761 Metric GAAP common shareholder's equity per share $ 40.0 $ 43.6 $ 42.8 $ 41.9 $ 39.3 $ 39.2 $ 37.8 $ 37.0 $ 36.2 $ 38.5 $ 37.7 $ 36.4 $ 34.3 Goodwill and identifiable intangibles, net of DTLs per share (2.8) (2.8) (1.1) (1.0) (1.0) (1.0) (1.0) (1.0) (1.2) (1.2) (0.7) (0.7) (0.7) Tangible common equity per share 37.1 40.8 41.8 40.9 38.3 38.2 36.7 35.9 35.0 37.3 37.0 35.7 33.6 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.1) (2.1) (2.0) (2.1) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.1) Adjusted tangible book value per share [a] / [b] $ 35.0 $ 38.7 $ 39.7 $ 38.8 $ 36.2 $ 36.1 $ 34.6 $ 33.7 $ 32.8 $ 35.1 $ 34.7 $ 33.6 $ 31.4 Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 36

Supplemental

1Q 2022 Preliminary Results

GAAP to Core Results: Core ROTCE

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND												
		1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19	2Q 19	1Q 19
Numerator ($ millions)														
GAAP net income / (loss) attributable to common shareholders		$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378	$ 381	$ 582	$ 374
Discontinued operations, net of tax		-	6	-	(1)	-	-	-	1	-	3	-	2	1
Core OID		10	9	9	9	10	9	9	9	8	8	7	7	7
Repositioning items		-	107	52	70	-	-	-	50	-	-	-	-	-
Change in fair value of equity securities		66	(21)	65	(19)	(17)	(111)	(13)	(90)	185	(29)	11	(2)	(70)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(16)	(20)	(26)	(13)	1	21	1	17	(41)	4	(4)	(1)	13
Significant discrete tax items & other		-	-	-	(78)	-	-	-	-	-	-	-	(201)	-
Core net income / (loss) attributable to common shareholders	[a]	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364	$ 396	$ 387	$ 325
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0	$ 13.5
less: Preferred equity		(2.3)	(2.3)	(2.3)	(1.2)	-	-	-	-	-	-	-	-	-
GAAP common shareholder's equity		$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0	$ 13.5
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)
Tangible common equity		$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5	$ 14.1	$ 14.1	$ 13.7	$ 13.2
Core OID balance		(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	(0.0)	(0.1)	(0.1)	(0.2)
Normalized common equity	[b]	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3	$ 13.0	$ 12.9	$ 12.5	$ 11.9
Core Return on Tangible Common Equity	[a] / [b]	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%	-5.4%	11.2%	12.3%	12.4%	10.9%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) *In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.*

(2) *In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.*

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Supplemental

1Q 2022 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio

Adjusted Efficiency Ratio		QUARTERLY TREND				
		1Q 22	4Q 21	3Q 21	2Q 21	1Q 21
Numerator ($ millions)						
GAAP noninterest expense		$ 1,122	$ 1,090	$ 1,002	$ 1,075	$ 943
Rep and warrant expense		-	-	-	-	-
Insurance expense		(274)	(263)	(273)	(272)	(253)
Repositioning items		-	-	-	-	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 848	$ 827	$ 729	$ 803	$ 690
Denominator ($ millions)						
Total net revenue		$ 2,135	$ 2,199	$ 1,985	$ 2,085	$ 1,937
Core OID		10	9	9	9	10
Repositioning items		-	9	52	70	-
Insurance revenue		(287)	(354)	(297)	(359)	(394)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,858	$ 1,864	$ 1,749	$ 1,805	$ 1,553
Adjusted Efficiency Ratio	[a] / [b]	45.6%	44.4%	41.7%	44.5%	44.4%

***Adjusted efficiency ratio** is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.*

(2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 19 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.*

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Supplemental

1Q 2022 Preliminary Results

Non-GAAP Reconciliation: Core Income

($ millions)	1Q 22					4Q 21					1Q 21				
	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)
Consolidated Ally															
Net financing revenue	$ 1,693	$ 10	$ -	$ -	1,703	$ 1,654	$ 9	$ -	$ -	1,663	$ 1,372	$ 10	$ -	$ -	1,382
Total other revenue	442	-	66	-	508	545	-	(21)	9	533	565	-	(17)	-	548
Provision for credit losses	167	-	-	-	167	210	-	-	97	113	(13)	-	-	-	(13)
Noninterest expense	1,122	-	-	-	1,122	1,090	-	-	-	1,090	943	-	-	-	943
Pre-tax income	**$ 846**	**$ 10**	**$ 66**	**$ -**	**$ 921**	**$ 899**	**$ 9**	**$ (21)**	**$ 107**	**$ 994**	**$ 1,007**	**$ 10**	**$ (17)**	**$ -**	**$ 1,000**
Corporate / Other															
Net financing revenue	$ 245	$ 10	$ -	$ -	$ 255	$ 173	$ 9	$ -	$ -	$ 182	$ 57	$ 10	$ -	$ -	$ 67
Total other revenue	66	-	0	-	66	73	-	1	9	83	58	-	-	-	58
Provision for credit losses	57	-	-	-	57	131	-	-	97	34	-	-	-	-	-
Noninterest expense	221	-	-	-	221	222	-	-	-	222	128	-	-	-	128
Pre-tax income	**$ 33**	**$ 10**	**$ 0**	**$ -**	**$ 43**	**$ (107)**	**$ 9**	**$ 1**	**$ 107**	**$ 10**	**$ (13)**	**$ 10**	**$ -**	**$ -**	**$ (3)**
Insurance															
Premiums, service revenue earned and other	$ 284	$ -	$ -	$ -	$ 284	$ 283	$ -	$ -	$ -	$ 283	$ 281	$ -	$ -	$ -	$ 281
Losses and loss adjustment expenses	58	-	-	-	58	55	-	-	-	55	63	-	-	-	63
Acquisition and underwriting expenses	216	-	-	-	216	208	-	-	-	208	190	-	-	-	190
Investment income and other	3	-	61	-	64	71	-	(24)	-	47	113	-	(11)	-	102
Pre-tax income	**$ 13**	**$ -**	**$ 61**	**$ -**	**$ 74**	**$ 91**	**$ -**	**$ (24)**	**$ -**	**$ 67**	**$ 141**	**$ -**	**$ (11)**	**$ -**	**$ 130**
Corporate Finance															
Net financing revenue	$ 83	$ -	$ -	$ -	$ 83	$ 83	$ -	$ -	$ -	$ 83	$ 71	$ -	$ -	$ -	$ 71
Total other revenue	24	-	4	-	28	53	-	2	-	55	26	-	(5)	-	21
Provision for credit losses	6	-	-	-	6	33	-	-	-	33	13	-	-	-	13
Noninterest expense	37	-	-	-	37	30	-	-	-	30	31	-	-	-	31
Pre-tax income	**$ 64**	**$ -**	**$ 4**	**$ -**	**$ 68**	**$ 73**	**$ -**	**$ 2**	**$ -**	**$ 75**	**$ 53**	**$ -**	**$ (5)**	**$ -**	**$ 48**

(1) *Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See pages 30 and 31 for definitions.*

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

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1Q 2022 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 GAAP Net Financing Revenue [x] $ 1,693 $ 1,654 $ 1,594 $ 1,547 $ 1,372 $ 1,303 $ 1 ,200 $ 1,054 $ 1,146 $ 1 ,156 $ 1,188 $ 1 ,157 $ 1 ,132 Core OID 10 9 9 9 10 9 9 9 8 8 7 7 7 Net Financing Revenue (ex. Core OID) [a] $ 1,703 $ 1,663 $ 1,603 $ 1,556 $ 1,382 $ 1 ,312 $ 1 ,209 $ 1,063 $ 1,154 $ 1,164 $ 1,195 $ 1 ,164 $ 1 ,139 Adjusted Other Revenue QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 GAAP Other Revenue [y] $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 $ 484 $ 555 $ 266 $ 487 $ 413 $ 395 $ 466 Accelerated OID & repositioning items - 9 52 70 - - - - - - - - - Change in fair value of equity securities 66 (21) 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) (70) Adjusted Other Revenue [b] $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 $ 471 $ 465 $ 451 $ 458 $ 424 $ 393 $ 396 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 GAAP Noninterest Expense [z] $ 1,122 $ 1,090 $ 1,002 $ 1,075 $ 943 $ 1 ,023 $ 905 $ 985 $ 920 $ 880 $ 838 $ 881 $ 830 Repositioning - - - - - - - 50 - - - - - Adjusted NIE (ex. Repositioning) [c] $ 1,122 $ 1,090 $ 1,002 $ 1,075 $ 943 $ 1 ,023 $ 905 $ 935 $ 920 $ 880 $ 838 $ 881 $ 830 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 Pre-Provision Net Revenue [x]+[y]-[z] 1,013 1 ,109 983 1 ,010 994 958 779 624 492 763 763 671 768 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 1,088 $ 1,107 $ 1,108 $ 1,070 $ 987 $ 856 $ 775 $ 593 $ 686 $ 742 $ 782 $ 676 $ 705 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,210 $ 2,197 $ 2,110 $ 2,145 $ 1,930 $ 1 ,879 $ 1 ,680 $ 1 ,528 $ 1 ,606 $ 1,622 $ 1 ,620 $ 1 ,557 $ 1 ,535 Original issue discount amortization expense QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 (1) Core original issue discount (Core OID) amortization expense $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 $ 9 $ 9 $ 8 $ 8 $ 7 $ 7 $ 7 Other OID $ 3 3 3 3 3 3 3 4 3 3 3 3 3 GAAP original issue discount amortization expense $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 Core outstanding original issue discount balance (Core OID balance) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) $ (1,046) $ (1,055) $ (1,063) $ (1,071) $ (1,078) $ (1,085) Other outstanding OID balance (37) (40) (29) (32) (34) (37) (48) (46) (34) (37) (40) (44) (39) GAAP outstanding original issue discount balance $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) $ (1,092) $ (1,089) $ (1,100) $ (1,111) $ (1,122) $ (1,125) Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adjusting pre-tax income to add back provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses. Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items. 40